Exhibit 99.2

Trading Plan (SEC Rule 10b5-1)

1-800-239-2506

This trading plan (“Trading Plan”) is entered into by and between and together with Client,

DRIVEN LIFESTYLE GROUP LLC (“Client”) and Charles Schwab & Co., Inc. (“Broker”), (the “Parties”).
Name of Client

WHEREAS Client wishes to establish this Trading Plan to transact in the Class A Common Stock (“Stock”)
Specify Title of Class of Securities

of MOTORSPORT GAMES INC. (“Issuer”) from the Account Number	2629-0293 (“Account”)
Issuer of Stock	Account Number

maintained with Broker, in accordance with the requirements of SEC Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). NOW, THEREFORE, Client and Broker agree as follows:

1.	Trade Instructions. Client hereby instructs Broker to effect sales or purchases of shares of Stock from or into the Account, as the case may be, in accordance with the attached Appendix A to Trading Plan (“Appendix A”) and/or Appendix B to Trading Plan (“Appendix B”). Client shall not at any time attempt to exercise any influence over how, when, or whether to effect trades under this Trading Plan. If the Trading Plan specifies a date for trading which is a weekend or holiday, the trade shall not take place until after the opening of regular market trading hours on the next trading day.

2.	Term. This Trading Plan shall be adopted and become effective upon signature by both Parties on (“Trading Plan Effective Date”)	12/31/2025
(mm/dd/yyyy)

and shall terminate on the earlier of: (1) 2 years from the Trading Plan Effective Date (not to exceed two years from the Trading Plan Effective Date); (2) the execution of all the trades or expiration of all the orders relating to such trades as specified in Appendix A and/or Appendix B; (3) the date Broker receives notice of the liquidation, dissolution, bankruptcy, or insolvency of Client or Issuer; (4) the date Broker receives notice of Client’s death; or (5) the termination of this Trading Plan in accordance with Section 9 or Section 19 hereof.

3.	Cooling-Off Periods. Orders under this Trading Plan shall be executed in accordance with Appendix A and Appendix B, subject to a minimum cooling-off period prior to first execution which, for directors and officers of the Issuer, shall be the later of (1) 90 days after the Trading Plan Effective Date or (2) two business days following disclosure of the Issuer’s financial results in a Form 10-Q or Form 10-K for the completed fiscal period in which the plan was adopted and in any case not to exceed 120 days; and for individuals other than directors or officers, 30 days after the Trading Plan Effective Date.

4.	Representations and Warranties. Client represents and warrants that as of the Trading Plan Effective Date:

(a)	Client is not aware of any material nonpublic information concerning Issuer or any of its securities (including the Stock) and is entering into this Trading Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. Client must not only have entered the Rule 10b5-1 plan in good faith but must also act in good faith with respect to any contract, instruction or plan adopted.

(b)	Client is not currently subject to a blackout or other trading restriction under Issuer’s insider trading policies. Client has obtained the approval of Issuer’s counsel to enter into this Trading Plan and confirms that the terms of the Trading Plan are in accordance with Issuer’s insider trading policies, including but not limited to cooling off periods and minimum or maximum contract time frames.

(c)	There are no legal, regulatory, contractual, or other restrictions applicable to the trades contemplated under this Trading Plan that would interfere with Broker’s ability to execute trades and effect delivery and settlement of such trades on behalf of Client, including Issuer imposed restrictions applicable to Client (collectively, “Client Trading Restrictions”). Client Trading Restrictions may include, among other things, the application of Issuer’s insider trading policies; public announcement of a tender or exchange offer with respect to the Stock; or announcement that Issuer is the target of a merger, acquisition, reorganization, recapitalization or comparable transaction as a result of which the Stock may be subject to a lock-up provision or conversion into shares of stock of another company.

(d)	Client has disclosed to Broker any other contract, instruction, or plans involving the Stock (i) entered into by Client or in relation to any account over which Client has trading authority and/or beneficial ownership; (ii) for the purpose of qualifying for the affirmative defense under Rule 10b5-1; and (iii) that would be effective at any time during the period this Trading Plan is in effect.

5.	Intent to Comply With Rule 10b5-1(c). It is Client’s intent that this Trading Plan comply with the requirements of Rule 10b5-1(c), and this Trading Plan shall be interpreted to comply with such requirements.

6.	Rule 144. This Section 6 applies if the Client may be deemed an “affiliate” of Issuer, as the term “affiliate” is defined in Rule 144 under the Securities Act of 1933, as amended (“Rule 144”).

(a)	Broker agrees not to effect any sale of Stock that would exceed the amount of securities sold limitation under paragraph (e) of Rule 144, assuming Broker’s sales of Stock are the only sales subject to such limitation. Broker further agrees to conduct all sales of Stock in accordance with the manner-of-sale requirements of paragraph (f) of Rule 144. Client agrees not to take, and not to cause any person or entity with which Client would be required to aggregate sales of Issuer securities pursuant to paragraph (a)(2) or (e) of Rule 144 to take, any action that would cause sales of Stock by Broker not to comply with Rule 144.

(b)	Client agrees to provide Broker with individual Central Index Key (CIK) and CIK Confirmation Code (CCC) numbers and delegate authority to Broker using identifying CIK, which Broker shall use to complete Form 144 and electronically file on behalf of Client in the event of sales of Stock under this Trading Plan. Unless agreed otherwise, Form 144 will be pre-filed to cover proposed sales within a 90-day period. Client understands and agrees that such Form 144 will include the Trading Plan Effective Date. If Client or its affiliates intend to effect sales of Issuer securities outside of this Plan, Client will promptly report such intended sales to Broker.

(c)	Client agrees to notify Broker immediately if there is any change in Client’s employment or status as an affiliate under Rule 144.

ST ©2025 Charles Schwab & Co., Inc. All rights reserved. Member SIPC. KP25-001 (0525-MWJ4) APP26627-11 (06/25)

7.	Section 13 or Section 16 Filings. Client acknowledges and agrees that Client is responsible for making all filings, if any, required under Section 13 or Section 16 of the Exchange Act (and the rules and regulations thereunder) with respect to trades pursuant to this Trading Plan. To comply with Section 16 accelerated reporting requirements, Client must complete separately a duly executed Broker Instruction Letter.

8.	Market and Operational Disruptions. Client understands that Broker may not be able to effect a transaction, in whole or in part, due to, among other reasons, systems or operational constraints, trading halts, material disruptions in securities trading, settlement, payment or clearance services, or a legal, regulatory, or contractual restriction applicable to Broker. Client also understands that Broker may be unable to effect a trade consistent with ordinary principles of best execution due to insufficient volume of trading, failure of the Stock to reach and sustain a limit order price, or other market factors in effect on the trade date specified in Appendix A and/or Appendix B. As soon as reasonably practicable after the cessation or termination of any such market disruption, event, or circumstance, Broker shall resume effecting trades in accordance with the express provisions of this Trading Plan which are then applicable and Broker shall not be held liable for unexecuted orders during the market disruption, event or circumstance.

9.	Trading Restrictions. Broker shall suspend effecting trades under this Trading Plan as soon as practicable following receipt of written notice from Client or Issuer of a transaction or other event that, in Issuer’s good faith determination, will result in the imposition of Client Trading Restrictions as defined in Section 4(c). Client expressly authorizes Broker to accept such instructions from Issuer; acknowledges and agrees that efforts by Broker to suspend trades under this Trading Plan pursuant to Client Trading Restrictions requires sufficient advance notice and shall be on a best efforts basis; and agrees to indemnify Broker for cancelation related costs, including any costs due to market price changes incurred by Broker in covering cancelled trades. Client further acknowledges and agrees that imposition of Client Trading Restrictions may constitute a termination of this Trading Plan under Section 19.

10.	Hedging Transactions. While this Trading Plan is in effect, Client agrees not to enter into or alter any corresponding or hedging transaction or position with respect to the Stock (including, without limitation, with respect to any securities convertible into or exchangeable for Stock, or any option or other right to purchase or sell Stock or such convertible or exchangeable securities).

11.	Margin Loans. Shares subject to this Trading Plan may not be used to secure margin loans to Client made by Broker.

12.	Compliance with Laws and Rules. Client understands and agrees that it is the responsibility of Client, and not Broker or Issuer, to determine whether this Trading Plan meets the requirements of Rule 10b5-1(c) and any other applicable federal or state laws or rules.

13.	Entire Trading Plan; Other Applicable Agreements. This Trading Plan constitutes the entire trading plan between Client and Broker and replaces any prior instructions with respect to the shares subject to the Trading Plan. Other than the specific terms and instructions of this Trading Plan, transactions under the Trading Plan shall be subject to the standard terms under Client’s account agreements with Broker and nothing in this Trading Plan shall modify or supersede such agreements.

14.	Indemnification. Client understands that the purpose of this Trading Plan is to provide Client with an affirmative defense against allegations of insider trading and that Broker can make no representation or guarantee that any transaction entered according to this Trading Plan will not subsequently be found to violate federal or state laws or rules against trading by insiders or trading on the basis of material nonpublic information or other laws or rules governing securities transactions. Therefore, in consideration of Broker’s acceptance of these instructions, Client hereby agrees to indemnify and hold harmless Broker and its affiliates and their respective directors, officers, employees and agents from any claim, loss, damage, liability or expense (including, without limitation, any legal fees and expenses reasonably incurred) arising out of or attributable to this Trading Plan (including, without limitation, any representations or warranties Client has given or will give under or in connection with this Trading Plan) or any transaction or transactions executed pursuant to this Trading Plan or from any deviation Client might make from this Trading Plan. This indemnification will survive termination of this Trading Plan.

15.	Limitation of Liability. Notwithstanding any other provision hereof, Broker shall not be liable to Client for (i) any special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen, or (ii) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond Broker’s reasonable control, including but not limited to, natural disaster, severe weather, labor strikes, failure of common carrier or utility systems or other market or operational disruptions described in Section 8, outbreak or escalation of hostilities or other crisis or calamity, or other causes commonly known as “force majeure.”

16.	Notices and Other Communications. Any notices required or permitted to be given by Issuer and/or Client under this Trading Plan shall be provided in writing by email and/or fax, signed by Client and/or Issuer as required, and confirmed by telephone (Attention: Restricted Stock Service, Fax: 877-724-9229; email: RestrictedStock@Schwab.com; Tel: 800-239-2506).Notice periods specified herein shall mean business days. With respect to any Client Trading Restrictions, Client and Issuer shall provide Broker notice of the anticipated duration of such restrictions, if determinable, but shall not provide Broker information about the nature of such restrictions or any other information about such restrictions. Further, in no event shall Client or Issuer, at any time while this Trading Plan is in effect, communicate any material nonpublic information concerning Issuer or its securities (including the Stock) to Broker.

17.	Third-Party Beneficiary. Client intends Issuer to be a third-party beneficiary of each and every representation and warranty contained in this Trading Plan to the fullest extent necessary to enable Issuer to be fully protected from direct or indirect liability in connection with this Trading Plan.

18.	Amendments and Termination. Except as provided in Section 9, this Trading Plan may be amended, modified, or terminated upon two-day written notice signed by Client, acknowledged by Broker, and acknowledged by Issuer. Client acknowledges and understands that any amendment to, or modification of, this Trading Plan shall be deemed to constitute the creation of a new trading plan. Accordingly, Client shall be required to restate and reaffirm, as of the date of such amendment or modification, each of the representations and warranties contained in Section 4 of this Trading Plan and shall be subject to the applicable cooling-off period specified in Section 3. Broker may terminate this agreement at any time by providing written notification to Client and Issuer.

19.	Counterparts. This Trading Plan may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

ST ©2025 Charles Schwab & Co., Inc. All rights reserved. Member SIPC. KP25-001 (0525-MWJ4) APP26627-11 (06/25)

IN WITNESS WHEREOF, the parties hereto have signed this Trading Plan as of the Trading Plan Effective Date.

Name of Client: DRIVEN LIFESTYLE GROUP LLC

Signature of Client:	/s/ Jason Potter

Account Number:	2629-0293

Client Signing Date:	12/31/2025

Acknowledged by:

Name of Issuer: MOTORSPORT GAMES INC.

By:	/s/ Stanley Beckley

Name:	Stanley Beckley

Title:	Chief Financial Officer

Date:	12/31/2025

Accepted by: Charles Schwab & Co., Inc.

By:	/s/ Dan Baus

Name:	Dan Baus

Title:	Manager

Date:	1/20/26

If you have any questions or need help completing your forms, call Schwab’s Restricted Stock Service at 1-800-239-2506 during business hours. Please send forms to Charles Schwab & Co., Inc., Attention: Restricted Stock Service, 9825 Schwab Way, Lone Tree, Colorado 80124 or email Restricted.Stock@Schwab.com.

ST ©2025 Charles Schwab & Co., Inc. All rights reserved. Member SIPC. KP25-001 (0525-MWJ4) APP26627-11 (06/25)

Instructions for Sale or Purchase of Stock of Issuer

○ Check this box if Appendix A trades are listed on attached Supplemental Trading Appendix A.
○ Check this box if Appendix A is not applicable.

Page 4 of 5

Client Information (Check applicable boxes.)

a) [X] I am ☐ I am not an officer, director, or 10% beneficial owner of Issuer subject to the reporting requirements of Section 16 under the Exchange Act.

b) [X] I have ☐ I have not been notified by Issuer that I may be deemed an "affiliate," as defined in Rule 144 under the Securities Act.

Share Sale/Purchase of Long Shares

Effective Date of Order[1]			Buy or Sell	Number of Shares[2]	For Reporting Section 16 Sales		Not Held	Type of Order[3] (Market or Limit)	Order Expiration Date[4]
31 days from plan adoption date	91 days from plan adoption date	Other Date			Original Purchase Date	Nature of Acquisition			
☒	○	○	**Sell**	**1,480,385**	**January 8, 2021- 700,000 shares** **January 30, 2023 - 338,983 shares** **February 1, 2023 - 441,402 shares**	**Private Placement**	**No**	**Market**	**2 years from the Trading Plan Effective Date**
○	○	○	Buy			Open Market	No	Market	
○	○	○	Buy			Open Market	No	Market	
○	○	○	Buy			Open Market	No	Market	
○	○	○	Buy			Open Market	No	Market	
○	○	○	Buy			Open Market	No	Market	
○	○	○	Buy			Open Market	No	Market	
○	○	○	Buy			Open Market	No	Market	

[1] Check here if first available date will be calculated to the 31st or 91st date from plan adoption date depending on affiliate status or specify effective date of order. Complete only one column.

[2] Order details listed will be adjusted solely to reflect stock splits or other similar changes in Issuer's capitalization that may occur prior to execution of the trades. Any such adjustment shall not constitute a modification for purposes of Section 19. Broker shall not be responsible for any failure to make adjustments if Client has not provided notice of the recapitalization at least three days in advance of trade execution.

- You remain responsible for the accurate reporting of cost basis to the IRS on the sale of all securities when you file your tax return.

[3] Limit Prices must be specified for limit orders.

- Depending on order size and market exchange, orders may be executed on a "Not Held" basis, which gives Broker time and price discretion in transacting on a best-efforts basis. This will not hold Broker responsible for missing the price within the limits (limit "Not Held").
- Limit price orders are at the limit or better, beginning at the opening of regular market trading hours on the specified trade date and expiring at the close of regular market trading hours on the trade date, unless a specific cancellation date is indicated in "Order Expiration Date."

[4] Open orders will be canceled at the close of regular market trading hours on the date specified in "Order Expiration Date." If the order expiration date falls on a weekend or holiday, the cancellation of the order shall be effective at the close of regular market trading hours on the previous trading day. Orders shall be automatically canceled in the event of any earlier termination of the Trading Plan in accordance with Section 2 thereof.

Name of Client: DRIVEN LIFESTYLE GROUP LLC

Signature of Client: /s/ Jason Potter____________________

Client Signing Date: **12/31/2025**__________________________

Account Number: **2629-0293**

Acknowledged by:

Name of Issuer: MOTORSPORT GAMES INC.

By: /s/ Stanley Beckley

Name: Stanley Beckley

Title: Chief Financial Officer

Date: 12/31/2025

Accepted by: Charles Schwab & Co., Inc.

By: /s/ Dan Baus

Name: Dan Baus

Title: Manager

Date: 1/20/26

Commission will be at Broker-assisted rate or at 7 cents per share, minimum of $ ________________________________ (Broker to complete this section).

Corporate History and Information

Instructions for Exercise and Sale of Employee Stock Options of Issuer

○ Check this box if Appendix B trades are listed on attached Supplemental Trading Appendix B.
X Check this box if Appendix B is not applicable.

Page 5 of 5

Client Information (Check applicable boxes.)

a) ☐ I am ☐ I am not an officer, director, or 10% beneficial owner of Issuer subject to the reporting requirements of Section 16 under the Exchange Act.

b) ☐ I have ☐ I have not been notified by Issuer that I may be deemed an "affiliate," as defined in Rule 144 under the Securities Act.

Employee Stock Option Shares (Exercise and Sell)

Effective Date of Order[1]			Number of Shares to Exercise	Number of Shares to Be Sold[2]	Limit Price[3]	Not Held	Order Expiration Date[4]	Option Type (NQ or ISO)	Grant Award Price	Grant Award Date	Grant Award ID
31 days from plan adoption date	91 days from plan adoption date	Other Date									
○	○	○				No		NQ			
○	○	○				No		NQ			
○	○	○				No		NQ			
○	○	○				No		NQ			
○	○	○				No		NQ			
○	○	○				No		NQ			
○	○	○				No		NQ			
○	○	○				No		NQ			

1 Check here if first available date will be calculated to the 31st or 91st date from plan adoption date depending on affiliate status. Complete only one column.

2 Order details listed will be adjusted solely to reflect stock splits or other similar changes in Issuer's capitalization that may occur prior to execution of the trades. Any such adjustment shall not constitute a modification for purposes of Section 19. Broker shall not be responsible for any failure to make adjustments if Client has not provided notice of the recapitalization at least three **days in advance of trade execution.**

- You remain responsible for the accurate reporting of cost basis to the IRS on the sale of all **securities when you file your tax return.**

3 Limit prices must be specified for limit orders; no market orders will be accepted.

- Depending on order size and market exchange, orders may be executed on a "Not Held" basis.
- Limit price orders are at the limit or better, beginning at the opening of regular market trading hours on the specified trade date and expiring at the close of regular market trading hours on the **trade date, unless a specific cancellation date is indicated in "Order Expiration Date."**
- For employee stock options, if you specify a market price in error, or specify a limit price below the exercise price for the option, then the order will be updated to be a limit price that is $0.10 **above the exercise price of the option.**

4 If any employee stock option expiration date is prior to the expiration of the order as specified in "Order Expiration Date," the order and the corresponding exercise instructions are automatically canceled on the employee stock option expiration date. If the expiration date falls on a weekend or holiday, the cancellation of the order shall be effective at the close of regular market trading hours on the previous trading day. Orders shall be automatically canceled in the event of any earlier termination of the Trading Plan in accordance with Section 2 thereof.

Name of Client: ______________________

Signature of Client: ______________________

Account Number: ______________________

Client Signing Date: ______________________

Acknowledged by:

Name of Issuer: ______________________

By: ______________________

Name: ______________________

Title: ______________________

Date: ______________________

Accepted by: Charles Schwab & Co., Inc.

By: ______________________

Name: ______________________

Title: ______________________

Date:

Commission will be at Broker-assisted rate or at ____________ cents per share, minimum of $ ____________ (Broker to complete this section).

ST